AMERICAN GENERAL LIFE INSURANCE COMPANY

MAXIMUM ANNIVERSARY VALUE

OPTIONAL DEATH BENEFIT ENDORSEMENT

This Endorsement is a part of the Contract to which it is attached. Should any provision in this Endorsement conflict with the Contract, the provisions of this Endorsement will prevail.

Capitalized terms within this Endorsement that are not defined in this Endorsement are defined or otherwise described in the Contract to which this Endorsement is attached, including any endorsements or other riders attached to such Contract.

This Endorsement replaces the “AMOUNT OF DEATH BENEFIT” and “SPOUSAL BENEFICIARY CONTINUATION” provisions under the “DEATH PROVISIONS” section in the Contract.

TABLE OF CONTENTS

Definitions	Page 1
Endorsement Data Page	Page 1
Amount of Maximum Anniversary Value Death Benefit	Page 2
Spousal Beneficiary Continuation	Page 3
Withdrawal Adjustments	Page 4

DEFINITIONS

For purposes of this Endorsement, the following Definitions apply:

MAXIMUM ANNUAL WITHDRAWAL AMOUNT

Maximum Annual Withdrawal Amount refers to guaranteed Withdrawals applicable only if You have elected an optional guaranteed living benefit or guaranteed minimum withdrawal benefit and have not terminated the benefit under this Contract.

NET PURCHASE PAYMENT(S)

Net Purchase Payment(s) are the sum of all Purchase Payment(s), reduced for each Withdrawal in the same proportion that the Contract Value is reduced by each such Withdrawal.

WITHDRAWAL ADJUSTMENTS

Withdrawal Adjustments is the term used to calculate how the amount of the Death Benefit will be adjusted for Withdrawals depending on the amount of the Withdrawal and whether a guaranteed living benefit or guaranteed minimum withdrawal benefit is elected and has not been terminated.

ENDORSEMENT DATA PAGE

MAXIMUM ANNIVERSARY VALUE OPTIONAL DEATH BENEFIT CHARGE:	Annual fee of [0.25%] of the average daily ending value of the assets attributable to the Accumulation Units of the Variable Portfolio(s) to which Your Contract is allocated. We deduct this charge daily. This charge is in addition to other charges, fees and expenses described in Your Contract.

For Inquiries Call: [1-800-445-7862

AMOUNT OF MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT

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Upon Your death, We will pay a Death Benefit to the Beneficiary upon Our receipt of all Required Documentation. The Death Benefit calculation is different depending on whether a guaranteed living benefit or guaranteed minimum withdrawal benefit has been elected and if the benefit has been terminated.

If You were Age [80 or younger] on the Contract Date, and did not elect a guaranteed living benefit or guaranteed minimum withdrawal benefit, upon Our receipt of all Required Documentation, We will calculate the Death Benefit as the greatest of:

1.	The Contract Value on the Business Day during which We receive all Required Documentation; or

2.	Net Purchase Payment(s) received prior to the Owner’s [86th] birthday; or

3.	The Maximum Anniversary Value that is equal to the greatest anniversary value determined prior to the earlier of:

a)	Your [83rd] birthday; or

b)	Your date of death;

plus Purchase Payment(s) received since that Contract anniversary, but prior to Your [86th] birthday, and this sum is reduced proportionately for any Withdrawals since that Contract anniversary.

If You were Age [80 or younger] on the Contract Date and elected a guaranteed living benefit or guaranteed minimum withdrawal benefit, We will calculate the Death Benefit as the greatest of:

1.	The Contract Value on the Business Day during which We receive all Required Documentation; or

2.	Purchase Payment(s) received prior to Your [86th] birthday reduced by a) or b) as follows:

a)	any Withdrawal Adjustments if the benefit has not been terminated;

b)	any Withdrawal Adjustments prior to the date the benefit is terminated, and reduced proportionately for any Withdrawals on and after the date the benefit is terminated; or

3.	The Maximum Anniversary Value that is equal to the greatest anniversary value determined prior to the earlier of:

i)	Your [83rd] birthday; or

ii)	Your date of death;

plus Purchase Payment(s) received since that Contract anniversary, but prior to

Your [86th] birthday, and this sum is reduced by a) or b) as follows:

a)	any Withdrawal Adjustments if the benefit has not been terminated;

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b)	any Withdrawal Adjustments prior to the date the benefit is terminated, and reduced proportionately for any Withdrawals on and after the date the benefit is terminated.

Spousal Beneficiary Continuation

If the Spousal Beneficiary continues the Contract on the Continuation Date, the amount continued is calculated on the Business Day during which We receive all Required Documentation. The Death Benefit calculation is different depending on whether a guaranteed living benefit or guaranteed minimum withdrawal benefit has been elected and if the benefit has been terminated.

If the Spousal Beneficiary was Age [80 or younger] on the Continuation Date, and if the Owner did not elect a guaranteed living benefit or guaranteed minimum withdrawal benefit, We will calculate the Death Benefit as the greatest of:

1.	The Contract Value on the Business Day during which We receive all Required Documentation; or

2.	The Contract Value on the Continuation Date, plus Purchase Payment(s) received after the Continuation Date and prior to the Spousal Beneficiary’s [86th] birthday and this sum is reduced proportionately for any Withdrawals after the Continuation Date; or

3.	The Maximum Anniversary Value after the Continuation Date that is equal to the greatest anniversary value determined prior to the earlier of:

a)	The Spousal Beneficiary’s [83rd] birthday; or
b)	The Spousal Beneficiary’s date of death;

plus Purchase Payment(s) received after the Continuation Date and since that Contract anniversary, and prior to the Spousal Beneficiary’s [86th] birthday and this sum is reduced proportionately for any Withdrawals since that Contract anniversary.

If the Spousal Beneficiary was Age [80 or younger] on the Continuation Date, and if the Owner elected a guaranteed living benefit or guaranteed minimum withdrawal benefit, We will calculate the Death Benefit as the greatest of:

1.	The Contract Value on the Business Day during which We receive all Required Documentation; or

2.	The Contract Value on the Continuation Date, plus Purchase Payment(s) received after the Continuation Date and prior to the Spousal Beneficiary’s [86th] birthday and this sum is reduced by a) or b) as follows:

a)	any Withdrawal Adjustments if the benefit has not been terminated;
b)	any Withdrawal Adjustments prior to the date the benefit is terminated, and reduced proportionately for any Withdrawals on and after the date the benefit is terminated; or

3.	The Maximum Anniversary Value after the Continuation Date that is equal to the greatest anniversary value determined prior to the earlier of:

i)	the Spousal Beneficiary’s [83rd] birthday; or
ii)	the Spousal Beneficiary’s date of death;

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plus Purchase Payment(s) received after the Continuation Date and since that Contract anniversary, and prior to the Spousal Beneficiary’s [86th] birthday and this sum is reduced by a) or b) as follows:

a)	any Withdrawal Adjustments since that anniversary if the benefit has not been terminated;
b)	any Withdrawal Adjustments since that anniversary but prior to the date the benefit is terminated, and reduced proportionately for any Withdrawals since that anniversary that occur on and after the date the benefit is terminated.

If the Spousal Beneficiary was at least Age [81 but younger than Age 86] on the Continuation Date, and if the Owner did not elect a guaranteed living benefit or guaranteed minimum withdrawal benefit, We will calculate the Death Benefit as the greater of:

1.	The Contract Value on the Business Day during which We receive all Required Documentation; or

2.	The Contract Value on the Continuation Date, plus Purchase Payment(s) received after the Continuation Date, and prior to the Spousal Beneficiary’s 86th birthday, and this sum is reduced proportionately for any Withdrawals after the Continuation Date.

If the Spousal Beneficiary was at least Age [81 but younger than Age 86] on the Continuation Date, and if the Owner elected a guaranteed living benefit or guaranteed minimum withdrawal benefit, We will calculate the Death Benefit as the greater of:

1.	The Contract Value on the Business Day during which We receive all Required Documentation; or

2.	The Contract Value on the Continuation Date, plus Purchase Payment(s) received after the Continuation Date and prior to the Spousal Beneficiary’s 86th birthday and this sum is reduced by (a) or (b) as follows:
a)	any Withdrawal Adjustments after the Continuation Date if the benefit has not been terminated; or
b)	any Withdrawal Adjustments after the Continuation Date and prior to the date the benefit is terminated, and reduced proportionately for any Withdrawals after the Continuation Date that occur on and after the date the benefit is terminated.

If the Spousal Beneficiary was Age [86 or older] on the Continuation Date, the amount of the Death Benefit is the Contract Value on the Business Day during which We receive all Required Documentation.

Withdrawal Adjustments

If a guaranteed living benefit or guaranteed minimum withdrawal benefit is elected and the benefit has not been terminated, the amount of the Death Benefit will be adjusted for Withdrawals as follows:

1.	If the current Contract Year’s cumulative Withdrawals, including the current Withdrawal, are taken prior to Your [81st] birthday and are less than or equal to the Maximum Annual Withdrawal Amount, the amount of adjustment will be the amount of each Withdrawal; or

2.	If the current Contract Year’s cumulative Withdrawals, including the current Withdrawal, are taken on and/or after Your [81st] birthday and/or are in excess of the Maximum Annual Withdrawal Amount, the amount of adjustment is equal to

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the proportion that the amount of each Withdrawal in excess of the Maximum

Annual Withdrawal Amount reduces the Contract Value.

Signed for the Company to be effective on the Contract Date.

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